UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

GORES HOLDINGS IV, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2020

GORES HOLDINGS IV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39189	82-2124167
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 Wilshire Blvd. Beverly Hills, CA		90212
(Address of principal executive offices)		(Zip Code)

(310) 209-3010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock	GHIV	Nasdaq Capital Market
Warrants	GHIVW	Nasdaq Capital Market
Units	GHIVU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On October 13, 2020, United Shore Financial Services, LLC d/b/a United Wholesale Mortgage (“UWM”) released a press release announcing its results for the third-quarter ended September 30, 2020. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

As previously reported, on September 22, 2020, UWM announced it entered into a Business Combination Agreement (the “Business Combination Agreement”) with Gores Holdings IV, Inc. (Nasdaq: GHIV, GHIVU, and GHIVW) (the “Company”), a special purpose acquisition company sponsored by an affiliate of The Gores Group, LLC, and certain other signatories thereto. The transaction is expected to close in the fourth quarter of 2020, subject to regulatory and stockholder approvals, and other customary closing conditions. The combined company will operate under the name UWM and intends to list on the Nasdaq under the new ticker symbol “UWMC.”

Additional Information about the Proposed Business Combination and Where to Find It

On October 2, 2020, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in connection with the proposed business combination contemplated by the Business Combination Agreement and will mail a definitive proxy statement and other relevant documents to its stockholders. The preliminary proxy statement is not yet effective. The definitive proxy statement will contain important information about the proposed business combination contemplated by the Business Combination Agreement and the other matters to be voted upon at a meeting of stockholders of the Company to be held to approve the proposed business combination contemplated by the Business Combination Agreement and other matters (the “Special Meeting”). Company stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, as well as any amendments or supplements thereto, and the definitive proxy statement in connection with the Company’s solicitation of proxies for the Special Meeting because they will contain important information about the proposed business combination. When available, the definitive proxy statement will be mailed to the Company’s stockholders as of a record date to be established for voting on the proposed business combination contemplated by the Business Combination Agreement and the other matters to be voted upon at the Special Meeting. Company stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Gores Holdings IV, Inc., 9800 Wilshire Boulevard, Beverly Hills, CA 90212, attention: Jennifer Kwon Chou (jchou@gores.com).

Participants in Solicitation

The Company, UWM and their respective directors and officers may be deemed participants in the solicitation of proxies of Company stockholders in connection with the proposed business combination. Company stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 27, 2020. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Company stockholders in connection with the proposed business combination contemplated by the Business Combination Agreement and other matters to be voted upon at the Special Meeting will be set forth in the proxy statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the proxy statement that the Company intends to file with the SEC.

Forward Looking Statements

This Current Report may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning the Company or UWM’s possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment, potential growth opportunities and the effects of regulation, including whether this transaction will generate returns for stockholders. These forward-looking statements are based on the Company’s or UWM’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this Current Report, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside UWM’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. With respect to forward looking statements relating to the consummation of the proposed business combination, these risks include, but are not limited to: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement, the failure to obtain approval of the stockholders of the Company, the failure to receive required regulatory approval; (b) the ability to meet Nasdaq’s listing standards; and (c) the inability of the Company to complete the proposed private placement. With respect to the risks related to UWM’s business, these risks include (i) the risk that the proposed business combination disrupts current plans and operations of UWM or its subsidiaries; (ii) costs related to the proposed business combination; changes in applicable laws or regulations; (iii) the possibility that UWM may be adversely affected by other economic, business and/or competitive factors; (iv) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates; (v) UWM’s reliance on its warehouse facilities; the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (vi) UWM’s ability to sell loans in the secondary market; (vii) UWM’s dependence on the government sponsored entities such as Fannie Mae and Freddie Mac; (viii) changes in the GSEs’, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (ix) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (x) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (xi) UWM’s inability to continue to grow, or to effectively manage the growth of, its loan origination volume; (xii) UWM’s ability to continue to attract and retain its Independent Mortgage Advisor relationships; (xiii) the occurrence of a data breach or other failure of UWM’s cybersecurity; (xiv) loss of key management; (xv) reliance on third party software and services; (xvi) reliance on third-party sub-servicers; (xvii) UWM’s ability to implement technological innovation; (xviii) UWM’s ability to continue to comply with the complex state and federal laws regulations or practices applicable to mortgage loan origination and servicing in general; and (xix) other risks and uncertainties indicated from time to time in the preliminary proxy statement filed by the Company in connection with the Company’s solicitation of proxies for the Special Meeting, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by the Company. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Forward-looking statements included in this Current Report speak only as of the date of this Current Report. Except as required by law, neither the Company nor UWM undertakes any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this release. Additional risks and uncertainties are identified and discussed in the Company’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.

Disclaimer

This communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed business combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated October 13, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gores Holdings IV, Inc.

Date: October 13, 2020	By:	/s/ Andrew McBride
	Name:	Andrew McBride
	Title:	Chief Financial Officer and Secretary

Exhibit 99.1

PRESS RELEASE

United Wholesale Mortgage Announces

Record Third-Quarter 2020 Results

$1.45 Billion Net Income

Over $54.2 Billion in Loan Volume;

Exceeds total 2019 production record in first three quarters of 2020

PONTIAC, MI, October 13, 2020 – United Wholesale Mortgage (UWM), the #1 wholesale mortgage lender, today announced its results for the third quarter ended September 30, 2020, reporting closed loan volume exceeding $54.2 billion, an 81 percent increase from the $29.9 billion loan volume closed in the third quarter of 2019, along with net income of $1.45 billion. Through the third quarter, UWM also closed a year to date total of $127.8 billion in production, already exceeding its 2019 production record of $107.8 billion by nearly 20 percent.

Mat Ishbia, president and CEO of UWM said, “This is our best quarter in the company’s 34 years, showing that borrowers are recognizing that independent mortgage brokers offer better rates, greater speed and deeper experience. I’m grateful to the over 6,800 team members whose commitment to superior service, together with our proprietary industry-leading technology, support the success of our broker clients by enabling them to offer a best-in-class borrower experience.”

	Q3 2020	Q3 2019
Closed Loan Volume(1)	$54,289,428,915	$29,992,924,376
Gain Margin(1)	3.18%	1.29%
Net Income	$1,450,882,860	$197,987,189
Comparable Net Income(2)	$1,059,691,988	$144,530,648

(1)	Key operational metric – please see discussion below.
(2)	Non-GAAP metric – please see discussion below.

Third quarter highlights:

During the third quarter, UWM:

-

UWM and Gores Holdings IV, Inc. (NASDAQ CM: GHIV, GHIVU, and GHIVW) announced the entry into a Business Combination Agreement by which UWM will become a public company upon the consummation of the proposed business combination.

-

Originated a record exceeding $54.2 billion in mortgage loan volume, an 81% increase from the $29.9 billion loan volume closed from the comparable quarter of 2019, bringing its year to date production to $127.8 billion, 20% higher than its record production for all of 2019

-	Generated Net Income of $1.45 billion, as compared to $198 million for the prior year period.

-	Achieved record gain margin of 318 bps as compared to 129 bps in the prior year period.

-	Increased Equity by $556 million to over $2 billion while increasing cash and cash equivalents by $185 million from prior quarter end.

-	Increased the Unpaid Principal Balance of Mortgage Servicing Rights from $109.4 billion at prior quarter end to $153.1 billion.

-	Launched Blink+, an all-in-one online borrower-facing application portal and point of sale (POS), loan origination system (LOS) and customer relationship manager (CRM) for loan officers.

-	Introduced UWM InTouch, a mobile app that provides brokers access to the full origination process, from underwriting through Clear to Close (CTC), within the app

Ishbia concluded by discussing recent technology innovations, “The innovative moves we are making now to streamline our technologies and further increase speed from loan submission to clear-to-close will support the long-term growth of the broker channel and help realize our aspiration of becoming the nation’s leader in mortgage originations.”

Balance Sheet Highlights

	Q3 2020	Q2 2020
Mortgage servicing rights	$1,411,272,234	$924,259,914
Loans at fair value	$5,215,196,122	$5,793,105,732
Cash and cash equivalents	$755,795,278	$570,438,622
Total Assets	$7,907,802,843	$7,773,872,950
Equity	$2,022,360,508	$1,468,151,363

Additional Information about the Proposed Business Combination and Where to Find It

On October 2, 2020, Gores Holdings IV, Inc. (Gores Holdings IV) filed with the Securities and Exchange Commission (SEC) a preliminary proxy statement in connection with the proposed business combination contemplated by the Business Combination Agreement and will mail a definitive proxy statement and other relevant documents to its stockholders. The definitive proxy statement will contain important information about the proposed business combination contemplated by the Business Combination Agreement and the other matters to be voted upon at a meeting of stockholders of Gores Holdings IV to be held to approve the proposed business combination contemplated by the Business Combination Agreement and other matters (the “Special Meeting”). Gores Holdings IV stockholders and other interested persons are advised to read the preliminary proxy statement, as well as any amendments or supplements thereto, and, when available, the definitive proxy statement in connection with Gores Holdings IV’s solicitation of proxies for the Special Meeting because they contain and will contain important information about the proposed business combination. When available, the definitive proxy statement will be mailed to Gores Holdings IV stockholders as of a record date to be established for voting on the proposed business combination contemplated by the Business Combination Agreement and the other matters to be voted upon at the Special Meeting. Gores Holdings IV stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Gores Holdings IV, Inc., 9800 Wilshire Boulevard, Beverly Hills, CA 90212, attention: Jennifer Kwon Chou (jchou@gores.com).

Participants in Solicitation

Gores Holdings IV, UWM and their respective directors and officers may be deemed participants in the solicitation of proxies of Gores Holdings IV stockholders in connection with the proposed business combination. Gores Holdings IV stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Gores Holdings IV in Gores Holdings IV’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 27, 2020. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Gores Holdings IV stockholders in connection with the proposed business combination contemplated by the Business Combination Agreement and other matters to be voted upon at the Special Meeting are set forth in the preliminary proxy statement for the proposed business combination and will be in the definitive proxy statement when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination is included in the preliminary proxy statement that Gores Holdings IV filed with the SEC.

Key Operational Metrics

Closed Loan Volume and Gain Margin are key operational metrics that UWM management evaluate the performance of the business. Closed Loan Volume is the aggregate principal of the residential mortgage loans underwritten by UWM during a period. Gain Margin is total revenue divided by Closed Loan Volume.

Non-GAAP Metric

As UWM is a pass-through entity, Net Income does not reflect federal income tax that would otherwise be payable by UWM with respect to its income. Therefore, for comparison purposes, UWM provides “Comparable Net Income”, which is our net income adjusted for a 27% deemed tax rate. Comparable Net Income is a Non-GAAP Metric.

Forward Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for UWM’s business and the business of the post-combination company, including UWM’s plans of growing the broker channel and becoming the nation’s leader in mortgage originations. These forward-looking statements are based on UWM’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside UWM’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. With respect to forward looking statements relating to the consummation of the proposed business combination with Gores Holdings IV, these risks include, but are not limited to: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement, the failure to obtain approval of the stockholders of Gores Holdings IV, the failure to receive required regulatory approval; (b) the ability to meet Nasdaq’s listing standards; and (c) the inability of Gores Holdings IV to complete the proposed private placement. With respect to the risks related to UWM’s business, these risks include (i) the risk that the proposed business combination disrupts current plans and operations of UWM or its subsidiaries; (ii) costs related to the proposed business combination; changes in applicable laws or regulations; (iii) the possibility that UWM may be adversely affected by other economic, business and/or competitive factors; (iv) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates; (v) UWM’s reliance on its warehouse facilities; the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (vi) UWM’s ability to sell loans in the secondary market; (vii) UWM’s dependence on the government sponsored entities such as Fannie Mae and Freddie Mac; (viii) changes in the GSEs’, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (ix) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (x) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (xi) UWM’s inability to continue to grow, or to effectively manage the growth of, its loan origination volume; (xii) UWM’s ability to continue to attract and retain its Independent Mortgage Advisor relationships; (xiii) the occurrence of a data breach or other failure of UWM’s cybersecurity; (xiv) loss of key management; (xv) reliance on third party software and services; (xvi) reliance on third-party sub-servicers; (xvii) UWM’s ability to implement technological innovation; (xviii) UWM’s ability to continue to comply with the complex state and federal laws regulations or practices applicable to mortgage loan origination and servicing in general; and (xix) other risks and uncertainties indicated from time to time in the preliminary proxy statement filed by Gores Holdings IV in connection with Gores Holdings IV’s solicitation of proxies for the Special Meeting, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by Gores Holdings IV. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Forward-looking statements included in this press release speak only as of the date of this press release. Except as required by law, neither Gores Holdings IV nor UWM undertakes any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this release.

###

About United Wholesale Mortgage

Headquartered in Pontiac, Michigan, United Wholesale Mortgage (UWM) is the #1 wholesale lender in the nation five years in a row, providing state-of-the-art technology and unrivaled client service, from the industry’s leading account executives. UWM is known for its highly efficient, accurate and expeditious lending support, UWM underwrites and provides closing documentation for residential mortgage loans originated by independent mortgage brokers, correspondents, small banks and local credit unions. UWM’s exceptional teamwork and laser-like focus on delivering innovative mortgage solutions are driving the company’s ongoing growth and its leadership position as the foremost advocate for mortgage brokers. For more information, visit www.uwm.com or call 800-981-8898. NMLS #3038.

For inquiries regarding UWM, please contact:

MEDIA CONTACT

NICOLE YELLAND, PR Strategist

(248) 833-4815

nyelland@uwm.com

585 South Boulevard E. Pontiac, Michigan 48341

UWM.COM

OR

INVESTOR CONTACT

MATT ROSLIN, Investor Relations and Legal Affairs

800-981-8898 x 4530

mroslin@uwm.com

585 South Boulevard E. Pontiac, Michigan 48341

UWM.COM